Report of Independent Registered Public Accounting Firm
To the Board of Trustees and the Shareholders of Allianz Funds
Multi-Strategy Trust

In planning and performing our audits of the financial statements of AllianzGI Retirement 2015 Fund, AllianzGI Retirement 2020 Fund, AllianzGI Retirement
2025 Fund, AllianzGI Retirement 2030 Fund, AllianzGI Retirement 2035 Fund, AllianzGI Retirement 2040 Fund, AllianzGI Retirement 2045 Fund, AllianzGI Retirement 2050 Fund, AllianzGI Retirement 2055 Fund, AllianzGI Retirement Income Fund, AllianzGI Global Allocation Fund, AllianzGI Global Dynamic Allocation Fund (formerly AllianzGI Global Growth Allocation Fund), AllianzGI Global Megatrends Fund, AllianzGI Behavioral Advantage Large Cap Fund, AllianzGI Best Styles Emerging Markets Equity Fund, AllianzGI Best Styles Global Equity Fund, AllianzGI Best Styles International Equity Fund, AllianzGI Best Styles U.S. Equity Fund, AllianzGI China Equity Fund, AllianzGI Convertible Fund, AllianzGI Emerging Markets Consumer Fund, AllianzGI Emerging Markets Debt Fund, AllianzGI Emerging Markets Small-Cap Fund, AllianzGI Europe Equity Dividend Fund, AllianzGI Global Fundamental Strategy Fund, AllianzGI Global Managed Volatility Fund, AllianzGI Global Sustainability Fund,
AllianzGI Global Water Fund, AllianzGI High Yield Bond Fund, AllianzGI International Growth Fund, AllianzGI International Small-Cap Fund, AllianzGI Micro Cap Fund, AllianzGI Multi-Asset Real Return Fund, AllianzGI NFJ Emerging Markets Value Fund, AllianzGI NFJ Global Dividend Value Fund, AllianzGI NFJ International Small-Cap Value Fund, AllianzGI NFJ International Value II Fund, AllianzGI Short Duration High Income Fund, AllianzGI Structured Return Fund, AllianzGI U.S. Equity Hedged Fund, AllianzGI U.S. Small-Cap Growth Fund and AllianzGI Ultra Micro Cap Fund, each a fund of the Allianz Funds Multi-Strategy Trust (hereafter referred to as the "Funds") as of and for the periods ended September 30, 2015, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and their operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2015.

This report is intended solely for the information and use of management and the Board of Trustees of Allianz Funds Multi-Strategy Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
PriceWaterhouse Coopers, LLP
New York, New York
November 23, 2015